Exhibit 99.1

Tucows Reports Financial Results for Third Quarter 2019

TORONTO, November 6, 2019 – Tucows Inc. (NASDAQ:TCX, TSX:TC), a provider of network access, domain names and other Internet services, today reported its financial results for the third quarter ended September 30, 2019. All figures are in U.S. dollars.

Summary Financial Results

(In Thousands of US Dollars, Except Per Share Data)

	3 Months Ended September 30			9 Months Ended September 30
	2019 (Unaudited)	2018 (Unaudited)	% Change	2019 (Unaudited)	2018 (Unaudited)	% Change
Net revenue	88,129	83,519	6%	251,199	260,401	-4%
Net income	4,205	5,346	-21%	9,620	12,699	-24%
Basic Net earnings per common share	0.40	0.50	-20%	0.90	1.20	-25%
Adjusted EBITDA[1,2]	14,832	11,858	25%	35,749	33,425	7%
Net cash provided by operating activities	11,215	11,214	0%	27,185	26,541	2%

1.	This Non-GAAP financial measure is described below and reconciled to GAAP net income in the accompanying table.
2.

Adjusted EBITDA for the three and first nine months of 2019 reflect the impact of the purchase price accounting adjustment related to the fair value write down of deferred revenue from the Ascio acquisition on March 18, 2019, which lowered Adjusted EBITDA by $0.9 million and $1.9 million, respectively.

Summary of Revenues and Gross profit

(In Thousands of US Dollars)

	Revenue		Gross Profit
	3 Months ended September 30		3 Months ended September 30
	2019 (Unaudited)	2018 (Unaudited)	2019 (Unaudited)	2018 (Unaudited)
Network Access Services:
Mobile Services	21,722	22,546	10,551	11,147
Other Services	2,890	2,033	1,954	1,161
Total Network Access Services	24,612	24,579	12,505	12,308
Domain Services:
Wholesale
Domain Services	47,259	45,071	8,922	7,657
Value Added Services	5,154	4,540	4,381	3,733
Total Wholesale	52,413	49,611	13,303	11,390

Retail	8,713	8,731	4,354	4,266
Portfolio	2,391	598	2,211	450
Total Domain Services	63,517	58,940	19,868	16,106
Network Expenses:
Network, other costs	-	-	(2,254)	(2,315)
Network, depreciation and amortization costs	-	-	(2,545)	(1,838)
Total Network expenses	-	-	(4,799)	(4,153)

Total	88,129	83,519	27,574	24,261

“The third quarter was highlighted by solid financial performance, with year-over-year growth in revenue, gross margin and adjusted EBITDA, as we continued to execute on our strategic priorities in each component of the business,” said Elliot Noss, President and Chief Executive Officer, Tucows Inc. “Our Domains and Ting Mobile businesses continue to generate strong cash flows to support our outsized Ting Internet growth opportunity, where we saw another quarter of steady progress -- further expanding both our projected potential serviceable addresses and serviceable addresses completed, while continuing to add new customers.”

Financial Results

Net revenue for the third quarter of 2019 increased 6% to $88.1 million from $83.5 million for the third quarter of 2018.

Net income for the third quarter of 2019 decreased 21% to $4.2 million, or $0.40 per share from $5.3 million, or $0.50 per share, for the third quarter of 2018.

Adjusted EBITDA1 for the third quarter of 2019 increased 25% to $14.8 million from $11.8 million for the third quarter of 2018. Adjusted EBITDA for the third quarter of 2019 reflects the impact of the purchase price accounting adjustment related to the fair value write down of deferred revenue from the Ascio acquisition, which lowered Adjusted EBITDA by $0.9 million.

Cash and cash equivalents at the end of the third quarter of 2019 were $12.0 million compared with $12.0 million at the end of the second quarter of 2019 and $10.8 million at the end of the third quarter of 2018.

Notes:

1. Adjusted EBITDA

Tucows reports all financial information required in accordance with United States generally accepted accounting principles (GAAP). Along with this information, to assist financial statement users in an assessment of our historical performance, the Company typically discloses and discusses a non-GAAP financial measure, adjusted EBITDA, in press releases and on investor conference calls and related events that exclude certain non-cash and other charges as the Company believes that the non-GAAP information enhances investors' overall understanding of our financial performance.

The Company believes that the provision of this supplemental non-GAAP measure allows investors to evaluate the operational and financial performance of the Company’s core business using similar evaluation measures to those used by management. The Company uses adjusted EBITDA to measure its performance and prepare its budgets. Since adjusted EBITDA is a non-GAAP financial performance measure, the Company’s calculation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. Because adjusted EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a liquidity measure. Non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies and/or analysts and may differ from period to period. The Company endeavors to compensate for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA to net income based on U.S. GAAP, which should be considered when evaluating the Company's results. Tucows strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

The Company’s adjusted EBITDA definition excludes depreciation, amortization of intangible assets, income tax provision, interest expense, interest income, stock-based compensation, asset impairment, gains and losses from unrealized foreign currency transactions and infrequently occurring items, including acquisition and transition costs. Gains and losses from unrealized foreign currency transactions removes the unrealized effect of the change in the mark-to-market values on outstanding unhedged foreign currency contracts, as well as the unrealized effect from the translation of monetary accounts denominated in non-U.S. dollars to U.S. dollars.

The following table reconciles net income to adjusted EBITDA (dollars in thousands):

	3 months ended September 30		9 months ended September 30
	2019 (unaudited)	2018 (unaudited)	2019 (unaudited)	2018 (unaudited)
Net income for the period	4,205	5,346	9,620	12,699
Depreciation of property and equipment	2,348	1,445	6,445	4,006
Loss on disposition of property and equipment	73	-	73	-
Amortization of intangible assets	2,858	2,296	7,463	6,953
Interest expense, net	1,263	914	3,549	2,761
Provision for income taxes	3,133	1,370	6,209	3,781
Stock-based compensation	830	711	2,040	1,904
Unrealized loss (gain) on change in fair value of forward contracts	(16)	(35)	(204)	7
Unrealized loss (gain) on foreign exchange revaluation of foreign denominated monetary assets and liabilities	88	(269)	(402)	191
Acquisition and transition costs*	50	80	956	1,123

Adjusted EBITDA	14,832	11,858	35,749	33,425

*Acquisition and other costs represents transaction-related expenses, transitional expenses, such as duplicative post-acquisition expenses, primarily related to the Company’s acquisition of Enom in January 2017 and Ascio in March 2019. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments.

Conference Call

Concurrent with the dissemination of this news release, management’s pre-recorded commentary discussing the quarter and outlook for the Company have been posted to the Tucows web site at http://www.tucows.com/investors/financials. In lieu of a live question and answer period, for the next six days (until Tuesday, November 12), shareholders, analysts and prospective investors can submit questions to Tucows’ management at ir@tucows.com. Management will post responses to questions of general interest to the Company’s web site at http://www.tucows.com/investors/financials/ on Thursday, November 21 at approximately 4:00 p.m. ET. All questions will receive a response, however, questions of a more specific nature may be responded to directly.

About Tucows

Tucows is a provider of network access, domain names and other Internet services. Ting (https://ting.com) delivers mobile phone service and fixed Internet access with outstanding customer support. OpenSRS (http://opensrs.com), Enom (http://www.enom.com) and Ascio (http://ascio.com) combined manage approximately 24 million domain names and millions of value-added services through a global reseller network of over 37,000 web hosts and ISPs. Hover (http://hover.com) makes it easy for individuals and small businesses to manage their domain names and email addresses. More information can be found on Tucows’ corporate website (http://tucows.com).

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding our future financial results and, including, without limitation, our expectations regarding our ability to realize synergies from the Enom acquisition and our expectation for growth of Ting Internet. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about other potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to Tucows as of the date they are made. Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

Tucows, Ting, OpenSRS, Enom, Ascio and Hover are registered trademarks of Tucows Inc. or its subsidiaries.